     [N-S logo]             National-Standard

                            Corporate Headquarters
     [Vertical
     Line]




     Michael B. Savitske

     President and
     Chief Executive
     Officer
                                                       December 15, 1994

                            Dear Shareholder:

                            You are cordially invited to attend the Annual Meeting of Shareholders which will be held on January 26, 1995, 9:30 AM (local time) at the Holiday Inn - Downtown, located at 213 West Washington Street, South Bend, Indiana.

                            The matters expected to be acted upon at the meeting are described in the attached Proxy Statement. In addition, we will report on the 1995 outlook for the Company, and shareholders will have the opportunity to ask questions and meet our officers, directors and auditors present at the meeting.

                            We are pleased by our shareholders' continued interest in National-Standard and appreciate that in the past, so many of you have voted your shares in person or by proxy; we hope that you will continue to do so and urge you to return your proxy card promptly. In this way, you can be sure your shares will be voted at the meeting, and you will help us avoid the expense of a follow-up mailing.

                               Sincerely,

                              NATIONAL-STANDARD COMPANY
                                  1618 TERMINAL ROAD
                                NILES, MICHIGAN  49120
                                   _______________



                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   January 26, 1995
                                   _______________



         NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of NATIONAL-STANDARD COMPANY will be held at the Holiday Inn - Downtown, located at 213 West Washington Street, South Bend, Indiana, on the 26th day of January, 1995 at 9:30 AM (EST) for the following purposes:

         (1)  To elect two directors to serve three years;

         (2) To consider any other matters which may properly come before the meeting or any adjournment thereof.

         Accompanying this notice of annual meeting is a form of proxy, a proxy statement, and a copy of the Company's Annual Report for the fiscal year ending September 30, 1994, all to be mailed on or about December 15, 1994.

         The stock transfer books of the Company will not be closed, but only shareholders of record as of the close of business on December 2, 1994 will be entitled to notice of and to vote at the meeting.

                                        By Order of the Board of Directors,


                                        R. J. VanSteelandt
                                        Secretary
     Niles, Michigan
     December 15, 1994

                                      IMPORTANT
     WHETHER YOU OWN FEW OR MANY SHARES, IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. THEREFORE, PLEASE FILL IN, DATE, SIGN THE ENCLOSED PROXY, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO STAMP NECESSARY IF MAILED IN THE UNITED STATES.

                              NATIONAL-STANDARD COMPANY
                                   NILES, MICHIGAN
                                   ________________
                                   PROXY STATEMENT
                   Annual Meeting of Shareholders, January 26, 1995
         This Proxy Statement is furnished by the Board of Directors (the
      Board ) of National-Standard Company (the Company ), in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, January 26, 1995 and at any adjournment thereof. Mailing of the proxy material will begin on or about December 15, 1994. Shareholders of record as of December 2, 1994 of the Company's Common Stock will be entitled to one vote for each share held on all matters to come before the meeting.

         On December 2, 1994, there were outstanding 5,364,713 shares of Common Stock; no other securities are entitled to vote at the meeting.

             Stock Ownership of Certain Beneficial Owners and Management

         Set forth in the following table are the beneficial holdings on December 2, 1994 of each person known by the Company to own beneficially more than 5% of its common stock, executive officers named in the Summary Compensation Table and all executive officers and directors as a group.

                                      Number of Shares of
                                          Common Stock
     Beneficial Owner or Management    Owned Beneficially      % of Class (6)

                                                                    <C<
     National-Standard Company           1,476,779(1)               27.5
     Master Investment Trust
     c/o Boulevard Bank, N.A.
     410 North Michigan Avenue
     Chicago, Illinois  60611

     National-Standard Company             642,921(2)               12.0
     Employees' Stock Savings Trust
     c/o Comerica Bank
     Renaissance Center
     Detroit, Michigan  48243

     Dimensional Fund Advisors, Inc.       285,100(3)                5.3
     1299 Ocean Avenue, Suite 650
     Santa Monica, California  90401

                                        - 2 -




















     The Killen Group, Inc.                374,850(4)                7.0
     1189 Lancaster Avenue
     Berwyn, Pennsylvania  19312

     Michael B. Savitske                    9,401                     -

     William D. Grafer                      6,913                     -

     Executive Officers and
      Directors as a Group                  78,031(5)                1.5

     (1) Boulevard Bank, N.A. has informed the Company that it held, as of December 2, 1994, such shares of the Company's Common Stock as Trustee under the Company's Master Investment Trust. Under the terms of the Trust, the Company's Investment Committee directs the Trustee with respect to disposition and voting of such shares.

     (2) Comerica Bank has advised the Company that it held, as of December 2, 1994, such shares as Trustee under the Company's Employees' Stock Savings Plan. Under terms of the Trust, the shares held therein (allocated and unallocated) are voted by the Trustee in the same proportion as the voting instructions received from the Plan's participants.

     (3) Dimensional Fund Advisors, Inc. ( Dimensional ), a registered investment adviser, is deemed to have beneficial ownership of 285,100 shares of the Company's Common Stock as of December 2, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc. (the Fund ), a registered open-end investment company, or in series of the DFA Investment Trust Company (the "Trust"), a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional has sole dispositive power for all 285,100 shares and sole voting power for 158,100 of those shares. Persons who are officers of Dimensional also serve as officers of the Fund and the Trust, each an open-end management investment company registered under the Investment Company Act of 1940. In their capacity as officers of the Fund and the Trust, these persons vote 107,900 additional shares which are owned by the Fund and 19,100 shares which are owned by the Trust.



                                        - 3 -

     (4) The Killen Group, Inc. ( Killen ), has accumulated 374,850 shares of the Company's Common Stock as of November 28, 1994. Killen has accumulated these shares for investment purposes and does not exert voting control over the majority of these shares. Killen does have the power to increase or decrease this investment position.

     (5) Shares shown as beneficially owned include 26,885 shares held in trust under the Employees' Stock Savings Plan, but do not include 168,799 shares which may be acquired within 60 days of December 2, 1994 through the exercise of stock options under the Long-Term Incentive Plan and the 1993 Management Stock Option Plan.

     (6)  Less than 1% unless otherwise indicated.































                                        - 4 -

                          ELECTION OF DIRECTORS (Proposal 1)

         The Board of Directors is composed of seven members divided into two classes of two members each and one class of three members, with one class being elected in each year to serve a three-year term, all as provided in the Certificate of Incorporation and the By-Laws. Unless otherwise specified, proxies will be voted to elect Mr. David F. Craigmile and Mr. Donald F. Walter for three-year terms.

         If any nominee should not be able to serve (which management has no reason to anticipate), the proxies will be voted for such person as shall be designated as a replacement by the Board of Directors. Information relative to the nominees for election and directors continuing in office is set forth in the following table. No nominee or director owns more than one percent of the Company's Common Stock.

                                                                Common Stock
                              Principal Occupation Year First    Owned Bene-
                                  and Other         Became a   ficially as of
        Name              Age    Information        Director  Dec. 2, 1994 (1)

     Nominees to serve until the annual meeting in 1998:

     David F. Craigmile    66 Director, Elkay           1989        150
                              Manufacturing Company;
                              formerly President,
                              Elkay Manufacturing
                              Company (plumbing and
                              drinking water products),
                              1985 to 1994.

     Donald F. Walter      62 Financial Consultant,     1983        800 (2)
                              Walter & Keenan Financial
                              Consulting Co.; Director,
                              MetroBanCorp., CerProbe
                              Corp.

     Directors to serve until the annual meeting in 1997:

     Michael B. Savitske   53 President and Chief       1989      9,401 (3)
                              Executive Officer of
                              the Company.

     Charles E. Schroeder  59 President, Miami Cor-     1973     24,690 (4)
                              poration (a private
                              investment company).

                                        - 5 -




















                                                                Common Stock
                             Principal Occupation  Year First    Owned Bene-
                                 and Other          Became a   ficially as of
        Name            Age     Information         Director  Dec. 2, 1994 (1)

     Directors to serve until the annual meeting in 1996:

     Harold G. Bernthal 66  Chairman, CroBern, Inc.     1986     10,200
                            (health care management
                            and investment company);
                            Director, Butler Manufac-
                            turing Company, Nalco
                            Chemical Company.

     John E. Guth, Jr.  66  Chairman of the Board of    1972      4,700
                            the Company since July
                            1989; previously President
                            and Chief Executive Officer,
                            SRA Division of MacMillan/
                            McGraw Hill School Publish-
                            ing Co. (educational
                            publications),1989 to 1992.

     Ernest J. Nagy     64  Chairman, Sudler, Nagy,     1986      7,000 (5)
                            Inc. (real estate manage-
                            ment and investments);
                            previously President and
                            Chairman, Riblet Products
                            Corporation (recreational
                            vehicle and manufactured
                            housing components), 1975
                            to 1990.

     (1) Includes in some cases shares held in fiduciary capacity or by wives, children or relatives. The inclusion of these shares is not an admission of beneficial ownership for any other purpose. Each nominee or director has sole voting and investment power over the shares shown as beneficially owned except as noted in footnotes (3) and (4) below and except for shares held in the Employees' Stock Savings Plan, as to which they have sole voting but no investment power.

     (2) Not included are 5,000 shares owned by the Edward and Irma Hunter Foundation, on which board Mr. Walter serves as trustee and shares voting and investment power with other trustees. Mr. Walter disclaims beneficial ownership of such shares.

     (3) Shares shown as beneficially owned include 9,001 shares held in trust under the Employees' Stock Savings Plan but do not include 103,941 shares which may be acquired within 60 days of December 2, 1994 through the exercise of stock options under the Long-Term Incentive Plan and the 1993 Management Stock Option Plan.
     (4) Includes 22,471 shares voted by Mr. Schroeder as trustee of certain family trusts. The inclusion of these shares is not an admission of beneficial ownership for any other purpose.

     (5)  Includes 2,000 shares owned through JNS Realty partnership.

          The affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting is required for the election of directors.

          The Board of Directors recommends a vote FOR election of the two nominees to serve until the Annual Meeting in 1998 (Proposal 1).

                      Organization and Remuneration of the Board

         The Board of Directors has a standing Audit Committee, a Compensation/Nominating Committee, and an Executive Committee.

         The Audit Committee, composed of non-employee directors, oversees the audit of the corporate accounts through independent public accountants whom it recommends for selection by the Board of Directors. The Committee reviews the scope of the audit with such accountants and their related fees. The Audit Committee held three meetings during the fiscal year ended September 30, 1994. Its members are Mr. Bernthal, Chairman, Mr. Nagy, and Mr. Schroeder.

         The Compensation/Nominating Committee, composed of non-employee directors, reviews and recommends executive and director compensation, including bonus payments to elected corporate officers. It also has as its stated purpose to develop, establish and recommend to the Board criteria for the nomination and tenure of the directors and to submit for approval of the Board nominees for election as directors at each annual meeting of shareholders and for any vacancy that may occur on the Board from time to time. The Committee may consider nominees recommended by shareholders or anyone else, or, in its discretion, may limit its consideration to nominees selected by the Committee. Any shareholder wishing to recommend a nominee may forward such recommendation to the Compensation/Nominating Committee, c/o the Secretary of the Company. The Committee members communicate with each other from time to time in person and by telephone and act on matters by either a formal meeting or by unanimous written consent. The Committee held two meetings during the 1994 fiscal year. Its members are Mr. Walter, Chairman, Mr. Craigmile, Mr. Guth, and Mr. Schroeder.

         The Executive Committee has, during the interval between regular meetings of the Board of Directors, the authority to exercise all the powers of the Board which may be legally delegated to it in the management and direction of the business and affairs of the Company. The current members of the Committee are Mr. Craigmile, Chairman, Mr. Guth, and Mr. Savitske. The Committee met five times in 1994.

         The Company's Board of Directors held eight meetings during the 1994 fiscal year. All current directors were present for 75% or more of the total number of meetings of the Board and its Committees.

         Under the Company's Directors' Retirement Income Plan, a non-employee director is entitled to receive an annual retirement benefit, paid quarterly, equal to the annual retainer payable to such director during his last full year on the Board. Such director's normal retirement date is the later of age 70 or the end of any term of service on the Board in which he attains age 70. No director whose appointed or elected service on the Board is less than five years will be entitled to a retirement benefit. Such amount is payable over a period as measured by the shortest of:

         (a)  life, or
         (b)  years of service on the Board as computed in full quarters, or
         (c)  10 years.

         The above benefits are payable only to the retired director. In the event of death while on the Board, a death benefit equal to a full year's retainer fee will be paid to such director's designated beneficiary.

         Directors who are employees of the Company receive no additional compensation for service on the Board. Directors who are not employees of the Company each receive an annual retainer of $12,000 (the Chairman's retainer is $36,000), plus a fee of $800 for each Board or Committee meeting attended and $250 for each subsequent meeting attended in the same day. All directors are reimbursed out-of-pocket expenses in attending

     Board or Committee meetings; directors, as such, do not participate in any Executive Compensation Plans.

          COMPENSATION/NOMINATING COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         This report by the Compensation/Nominating Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

                               Fiscal 1994 Performance

         In fiscal 1994, the Company's management continued to pursue the plan of refinancing debt, exiting non-profitable and nonstrategic product lines and subsidiaries, and investing in the core wire and air bag materials business. The 1994 net loss of $4.6 million included $4.9 million for costs associated with the closing of the Columbiana, Alabama facility and relocation of a portion of production capacity to other Company facilities. These costs, when considered with approximately $4.3 million of excess operating expenses related to the work stoppage at the Columbiana facility, and the $1.5 million reduction in the net realizable value of the Clifton, New Jersey property recorded in 1994, show the continued improvement expected.

         The Committee believes that the Company is positioned for renewed profitability in 1995 and beyond.

                          Executive Compensation Philosophy

         The Company's compensation program for officers is based on two objectives:

     (1)  Attract and retain qualified, talented and effective executives.

     (2) Motivate those executives to maximize profits and returns to shareholders.

          To that end, the Company's executive compensation program has the following components:

          Base Salaries are currently targeted at or below the 50th percentile (median) for similar-size manufacturing companies. Base salaries for most officers are below median competitive levels, based on surveys of similar-size companies comparable in sales and financial condition.

          Annual Incentive Compensation opportunities are currently targeted to be below median competitive levels for similar-size manufacturing companies. Incentive awards can vary significantly, depending primarily on Company net income. No incentive awards are made if the Company does not generate a profit. Consequently, no incentive awards have been paid to officers for several years.

          Long-Term Incentive opportunities are now targeted at or below median competitive levels for similar-size manufacturing companies and are based solely on the Company's long-term stock performance. After several years with no long-term incentives, the Board voted and the shareholders approved the adoption of a stock option plan and granted stock options to executives in 1993. There were no new grants in 1994.

                                     1994 Actions

     Subsequent to the 1992 fiscal year end, the Board conducted a thorough review of the entire executive compensation program. This included a careful analysis of the executive pay levels and incentive opportunities relative to the market. This analysis resulted in the aforementioned stock option plan and an annual incentive plan that is based on achieving net income and reaching certain levels of performance towards goals established annually by the Board of Directors.

          Absent the effect of the previously mentioned Columbiana work stoppage and closure, and the Clifton adjustment, the Company would have had net income and made more substantial improvement towards meeting its profit plan objectives. The performance graph on page 9, although not an absolute determinant, is another indicator of the improvements and progress made by the Company. Taking all of this into account, the Board granted salary increases to all officers during the fiscal year.

          The 1994 actions are in keeping with the compensation philosophy stated above.

                                       Compensation/Nominating Committee:
                                         Donald F. Walter
                                         David F. Craigmile
                                         John E. Guth, Jr.
                                         Charles E. Schroeder

                              SUMMARY COMPENSATION TABLE


                                                         Long-Term Compen-
                                      Annual Compensation  sation Awards
         (a)                    (b)     (c)       (d)         (g)         (i)
                                                 Other
                                                 Annual     Options/   All Other
                                                Compen-       SARs      Compen-

     Name & Principal Position  Year  Salary   sation(1)      (#)      sation(2)

     Michael B. Savitske        1994 $218,750    $900          -        $4,620
      President and Chief       1993  200,000     700       100,000      4,497
      Executive Officer         1992  175,000     600          -         5,112

     William D. Grafer          1994  134,000     625          -         4,020
      Vice President, Finance   1993  126,500     700        27,000      3,796
                                1992  115,000     650          -         3,451

     (1) Amounts reimbursed during the fiscal year for payment of taxes.

     (2) Amounts are Company-matching contributions to the Employees' Stock Savings Plan.

                           YEAR-END OPTION/SAR VALUE TABLE

         (a)                      (d)                           (e)
                         Number of Unexercised       Value of Unexercised In-
                            Options/SARs at           The-Money Options/SARs
     Name                    Sept. 30, 1994              at Sept. 30, 1994
                           (All Exercisable)             (All Exercisable)

     Michael B. Savitske        103,941                      $295,382
     William D. Grafer          30,200                         84,025

                         SALARIED EMPLOYEES' RETIREMENT PLAN

         The Salaried Employees' Retirement Plan (the Plan ) is a defined benefit plan and provides for an annual lifetime pension at normal retirement age (the later of age 65 or five years of participation in the Plan) equal to 1.5% of the participant's total cash compensation from the Company (including any contributions made to the Employees' Stock Savings Plan from their pre-tax remuneration) for the period of covered employment occurring after October 1, 1987. The compensation elements upon which the

     Plan benefits are based are salary, commissions and payments of cash awards under the various incentive plans.

         The Company funds the entire cost of the Plan by periodic contributions to the Plan trust on an actuarial basis. Company contributions to the trust are not allocated to the account of any particular employee; officers participate in the Plan on the same basis as all other employees of the Company who are covered by the Plan.

         Should they continue their covered employment with the Company at their 1994 annual rate of total cash compensation until attainment of normal retirement age, the annual lifetime pension at normal retirement age under the Plan would be $41,130 for Mr. Savitske and $41,995 for Mr. Grafer.

                              National-Standard Company
                             Relative Market Performance
                  Total Return for Fiscal Years Ending September 30


                                    [ Line Chart ]



                     1990           1991         1992        1993          1994

     N-S Co.        $  50          $  16        $  33      $   91          $131

     S&P 400           86            129          145         179           182

     Peer Group        81             99          104         129           149

     Assumes $100 invested October 1, 1989 in National-Standard Co. Common Stock, S&P 400 Midcap index and industry peer group (dividends reinvested).

                         Peer Group Used in Performance Chart

         The peer group shown in the performance chart is a subset of the "Specialty and Other Products" subgroup of the Standard and Poor's Steel and Heavy Machinery group and consists of the following companies:
     Birmingham Steel Corp., Carpenter Technology, Chaparral Steel Company, Commercial Metals, Keystone Construction Industries, Inc., Lukens, Inc., Quanex Corp., and Timken Co. The group is the same as was used in prior years with the exception of two companies (Athlone Inds. and Copperweld Corp.), which were acquired or merged within the past twelve months.

        COMPENSATION/NOMINATING COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company maintains normal banking and short-term loan relationships with the Boulevard Bank, N.A., which also acts as trustee of certain employee benefit plans of the Company. During the fiscal year ended September 30, 1994, fees and interest on borrowings in the amount of $115,684 were paid to Boulevard Bank, N.A. Mr. Guth and Mr. Schroeder, members of the Compensation/Nominating Committee, served as directors of such bank for a portion of the year.

                       INFORMATION REGARDING OTHER TRANSACTIONS

         The Company has existing Supplemental Compensation Agreements with all officers of the Company (four persons including Mr. Savitske) which, following a change in control of the Company, provide, among other things, for a termination compensation payment equal to two years' compensation to the officer in the event of his termination of employment by the Company or by such officer in the event of a substantial change in his job responsibilities.

         A "change in control" is defined in such Agreements as the acquisition by any person or entity (other than any employee benefit plan) of 40% or more of combined voting power of the Company's outstanding securities, or a change in the membership of a majority of the Board of Directors following the acquisition by any person or entity (other than an employee benefit plan) of 20% or more of the combined voting power of the Company's outstanding securities. These Agreements extend through September 30, 1996.

                                       AUDITORS

         During 1994, the Company engaged the firm of KPMG Peat Marwick as independent public accountants to render audit services, including such matters as the annual audit of financial statements for the Company and its subsidiaries. Upon the recommendation of the Audit Committee, the Board of Directors has appointed KPMG Peat Marwick as independent auditors for the fiscal year ending September 30, 1995. A representative of KPMG Peat Marwick will be present at the meeting with the opportunity to make a statement if appropriate and will be available to respond to questions.

         ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K

         The Company is required to file an annual report, called Form 10-K, with the Securities and Exchange Commission. A copy of Form 10-K for the fiscal year ended September 30, 1994 will be made available without charge to any person entitled to vote at the Annual Meeting. Written request should be directed to R. J. VanSteelandt, Office of the Corporate Secretary, National-Standard Company, 1618 Terminal Road, Niles, Michigan 49120.



                                    MISCELLANEOUS
                                 Cost of Solicitation

         The cost of soliciting proxies from the shareholders of the Company will be borne by the Company. Proxies may be solicited by mail, personal interviews, telephone and telegraph. It is anticipated that banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies and will be reimbursed for their charges and expenses incurred in connection therewith.

         The Company has retained D. F. King & Co., 77 Water Street, New York, New York to assist in the solicitation of proxies by such methods. D. F. King & Co. will receive for such services a fee of $5,000.00 plus out-of-pocket expenses and disbursements. Certain directors, officers and regular employees of the Company may also solicit proxies by such methods without additional remuneration therefor.

                         Submission of Shareholder Proposals

         Shareholders may submit proposals on matters appropriate for shareholder action at the Company's annual meetings, consistent with rules and regulations of the Securities and Exchange Commission. To have such proposals considered for inclusion in the Proxy Statement and Proxy of the Board of Directors for the 1996 Annual Meeting, such proposals must be received by the Secretary of the Company no later than August 15, 1995.

         In addition, the Bylaws provide that in order for business to be brought before the Annual Meeting, a shareholder must deliver written notice to the Secretary of the Company not less than sixty (60) nor more than ninety (90) days prior to the date of the meeting. The notice must state the shareholder's name, address, number of shares of Common Stock held, and briefly describe the business to be brought before the meeting and any material interest of the shareholder in the proposal.

                         Dividend Reinvestment Service Shares

         For shareholders in the Company's Dividend Reinvestment Service offered by the State Street Bank and Trust Company, Boston, Massachusetts, the Bank will vote any shares that it holds for the participant's account in accordance with the proxy returned by the participant to the Bank in respect of the shares of the Company Stock held by the Bank in such participant's account. Shares in respect of which a proxy or other written instructions are not received by the Company or the Bank will not be voted.

                      Manner in Which the Proxies Will Be Voted

         In the absence of contrary direction, the persons named in the enclosed proxy propose to vote the proxies FOR the election of each of the above nominees to the Board. Management knows of no other matter which may come up for action at the meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter. Abstentions and broker non-votes will be counted to determine if a quorum is present. Broker non-votes are not counted in determining the number of shares voted for or against any proposal. However, an abstention by any shareholder is counted as if it were a vote against any proposal.

         Shareholders who do not expect to attend in person are urged to execute and return the enclosed form of proxy. Moreover, it is important that the proxies be returned promptly. A proxy may be revoked at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy or by attending the meeting and withdrawing the proxy. A shareholder may also be represented by another person present at the meeting through executing a form of proxy designating such person to act on such shareholder's behalf.

                                      By Order of the Board of Directors,

                                      R. J. VanSteelandt
                                      Secretary

     PROXY                    NATIONAL-STANDARD COMPANY                    PROXY
                      Proxy Solicited by the Board of Directors


               The undersigned, revoking all previous proxies, appoints MICHAEL
     B. SAVITSKE and DONALD F. WALTER, or either of them, proxies of the undersigned, with full power of substitution to vote all stock the undersigned is entitled to vote at the National-Standard Company Annual Meeting of Shareholders to be held on January 26, 1995, and any adjournments thereof, (1) as specified on the matters set forth below and
     (2) in their discretion on such other matters as may properly come before the meeting.

               The Board of Directors Recommends that you Vote WITH Authority for the Election of Two Directors.

     Proposal 1 - WITH / / WITHOUT / /  Authority to vote for all nominees listed below:
                                        David F. Craigmile
                                        Donald F. Walter

     INSTRUCTION:

     To withhold authority to vote
     for any individual nominee, write
     that nominee's name on the space
     provided here:                     ______________________________

                                    (Continued and to be signed on reverse side)

                                                     (Continued from other side)

     Account Number                Number of Shares                 Proxy Number

               THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED WITH AUTHORITY FOR THE ELECTION OF THE TWO DIRECTORS PROPOSED.
     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement.

                                        Dated:_________________, 19___


                                        ______________________________
                                          (Signature of Shareholder)


                                        ______________________________
                                          (Signature of Shareholder)

                                        Please sign exactly as name appears
                                        hereon.  In signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, please give full title of
                                        such, and if signing for a corporation,
                                        give your title. When shares are in the names of more than one person, any one may sign.

           PLEASE DATE, SIGN, AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE